UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2016

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36822	75-2952822
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1807 Ross Avenue, 4th Floor Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

The information included in Item 8.01 of this Current Report on Form 8-K, to the extent that the approval described therein could be considered a waiver from a provision of the Code of Business Conduct and Ethics (the “Code of Ethics”) of InfraREIT, Inc. (the “Company”), is incorporated herein by reference.

Item 8.01.	Other Events

Effective as of November 28, 2016, David A. Campbell, who is the President and Chief Executive Officer of the Company, was appointed as Chief Executive Officer of Sharyland Utilities, L.P. (“Sharyland”), which is the sole tenant of the Company’s subsidiary, Sharyland Distribution & Transmission Services, L.L.C. Mr. Campbell will also assume the title of President of Sharyland on February 1, 2017. The Company believes that Mr. Campbell’s new role at Sharyland will facilitate enhanced coordination and execution by the Company and Sharyland on a variety of matters that are key to their mutual success.

Also on November 28, 2016, Hunt Consolidated, Inc. (“HCI”) granted Mr. Campbell 91,586 common units (the “Common Units”) of InfraREIT Partners, LP (the “Operating Partnership”) that were previously held by HCI’s subsidiary. The Common Units vest ratably over a four-year period beginning on January 31, 2018, subject to continual service by Mr. Campbell with HCI or an affiliate thereof, and, pursuant to the Operating Partnership’s partnership agreement, are redeemable for cash or, at the Company’s election, shares of the Company’s common stock on a one-for-one basis. Mr. Campbell does not own any equity in Sharyland.

The Company is updating the risk factors previously disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission (the “Commission”) by supplementing the first paragraph of the first risk factor appearing under the caption “Risks Related to Related Party Transactions and Conflicts of Interest” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Commission on March 3, 2016, as follows:

Mr. Campbell serves or will serve, as applicable, as President and Chief Executive Officer of Sharyland, our sole tenant. Accordingly, Mr. Campbell, and our other officers and other employees of Hunt Manager, each of whom report, either directly or indirectly, to Mr. Campbell, may consider the interests of Sharyland in any negotiations regarding our leases or in other transactions that we undertake with Sharyland. Additionally, Mr. Campbell’s duties to us as a director and officer may conflict with his duties to Sharyland.

The Company’s Code of Ethics generally prohibits conflicts of interest on the part of directors, officers and employees of the Company, including employees and key personnel of the Company’s external manager and tenants. On November 28, 2016, the Compensation, Nominating and Corporate Governance Committee and Conflicts Committee of the Company’s

Board of Directors approved the appointment of Mr. Campbell as President and Chief Executive Officer of Sharyland and, to the extent of any conflict, established an exception under the Code of Ethics for his service in such capacity. The foregoing approval is of a type contemplated by the terms of the Code of Ethics.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the federal securities laws. These statements state the current expectations or intentions of the Company regarding future events, which, by their nature, involve known and unknown risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated above include, among others, the risks and uncertainties discussed from time to time in the Company’s filings with the Commission. Any forward-looking statement made by the Company in this report is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfraREIT, Inc.

Date: November 29, 2016	By:	/s/ Gregory S. Imhoff
Gregory S. Imhoff Vice President, General Tax Counsel and Corporate Secretary

4